As filed with the Securities and Exchange Commission on February 11, 2002 Registration

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________
Electronic Data Systems Corporation (Exact name of registrant as specified in its charter)
Delaware 75-2548221 (State or other jurisdiction of (I.R.S. Employer incorporation or organization) Identification No.)
5400 Legacy Drive, Plano, Texas 75024-3199 (Address of principal executive offices) (ZIP code)
(972) 604-6000 (Registrant's telephone number, including area code)

EDS Global Share Plan

(Full title of the plan)

James E. Daley

Chief Financial Officer

Electronic Data Systems Corporation

5400 Legacy Drive

Plano, Texas 75024-3199

(Name and address of agent for service)

(972) 604-6000

(Telephone number, including area code, of agent for service)

___________

Copy to:
D. Gilbert Friedlander Electronic Data Systems Corporation 5400 Legacy Drive Plano, Texas 75024-3199 (972) 604-6000

___________

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share (1)	13,699,886 shares	$60.45 (2)	$828,158,108.70	(3)

1.     There are also being registered hereunder an equal number of Series A Junior Participating Preferred Stock purchase rights, which are currently attached to and transferable only with shares of Common Stock registered hereby.

2.     Estimated in accordance with Rule 457(c) solely for the purpose of determining the registration fee, on the basis of the average of the high and low sales prices reported on the New York Stock Exchange on February 6, 2002 for Common Stock of Electronic Data Systems Corporation.

3.     Pursuant to Rule 457(p), the $76,190.54 filing fee otherwise due in respect of this Registration Statement as calculated pursuant to Rule 457(o) has been offset in its entirety by the filing fee previously paid by Electronic Data
       Systems Corporation in connection with its Registration Statement on Form S-3 (File No. 333-84675) initially filed on August 6, 1999, under which 13,699,886 shares of its Common Stock remain unsold.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file. Such documents, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

I-1

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          This registration statement is being filed solely to register the issuance of up to 13,699,886 additional shares of Common Stock of Electronic Data Systems Corporation, a Delaware corporation ("EDS"), pursuant to the EDS Global Share Plan. EDS previously filed a registration statement on Form S-8 (File No. 333-49760) covering 12,000,000 shares of its Common Stock initially authorized for issuance under that plan. Except as supplemented by the information set forth below, the contents of the earlier registration statement are incorporated herein by reference.

Item 8. Exhibits.
4(a)	EDS Global Share Plan
4(b)

Restated Certificate of Incorporation of Electronic Data Systems Corporation, as amended through June 7, 1996 - incorporated herein by reference to Exhibit 3(a) to the Current Report on Form 8-K of the registrant dated June 7, 1996.

4(c)

Certificate of Designation of Series A Junior Participating Preferred Stock dated March 12, 1996 - incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-4 of the registrant (File No. 333-02543).

4(d)

Amended and Restated Bylaws of Electronic Data Systems Corporation, as amended through April 4, 2001- incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-3 of the registrant (File No. 333-62442).

4(e)

Rights Agreement dated as of March 12, 1996 between the Registrant and The Bank of New York, as Rights Agent - incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-4 of the Registrant (File No. 333-02543).

5	Opinion of D. Gilbert Friedlander
23(a)	Consent of KPMG LLP
23(b)	Consent of D. Gilbert Friedlander (included in Exhibit 5)
24	Power of Attorney (included on page II-2)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 6th day of February, 2002.

                                                                                                                        ELECTRONIC DATA SYSTEMS CORPORATION

                                                                                                                                                                By:                    /s/  RICHARD H. BROWN

                                                                                                                                                                                                 Richard H. Brown
                                                                                                                                                                                        Chairman of the Board and
                                                                                                                                                                                            Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard H. Brown, James E. Daley and D. Gilbert Friedlander, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre- or post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on February 6th, 2002 in the capacities indicated.

                                                       Signature                                                                                                                                          Title

/s/ RICHARD H. BROWN Richard H. Brown	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ JEFFREY M. HELLER Jeffrey M. Heller	Vice Chairman and Director

/s/ JAMES E. DALEY James E. Daley	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ MICHAEL MILTON Michael Milton	Controller (Principal Accounting Officer)

/s/ JAMES A. BAKER James A. Baker	Director

/s/ ROGER A. ENRICO Roger A. Enrico	Director

/s/ WILLIAM H. GRAY, III William H. Gray, III	Director

/s/ RAY J. GROVES Ray J. Groves	Director

/s/ RAY L. HUNT Ray L. Hunt	Director

/s/ C. ROBERT KIDDER C. Robert Kidder	Director

/s/ JUDITH RODIN Judith Rodin	Vice Chairman and Director

EXHIBIT 4(a)

EDS Global Share Plan

2000 NONQUALIFIED STOCK OPTION PLAN

OF

ELECTRONIC DATA SYSTEMS CORPORATION

           1.   Creation. EDS Global Share Plan is adopted by Electronic Data Systems Corporation, a Delaware corporation ("EDS"), by action of the Board of Directors of EDS ("Board") on the 25th day of July, 2000, to provide certain employees of EDS and Participating Employers (as such term is defined herein) with an option to purchase shares of EDS Common Stock, par value $.01 per share ("EDS Stock").

           2.  Purpose. EDS Global Share Plan is a broad-based, nonqualified stock option plan designed to provide additional financial incentives for certain employees of EDS and Participating Employers; to encourage a sense of proprietorship in such employees; to attract and retain such employees; and to stimulate the active interest of such employees in the development and success of EDS and its subsidiaries.

           3.  Definitions and Construction. In any necessary construction of a provision of this Plan, the masculine gender may include the feminine or neuter, and the singular may include the plural, and vice versa. This Plan should be construed in a manner consistent with the intent of EDS to obtain the most favorable available accounting treatment of a nonqualified stock option plan. As used herein, capitalized terms shall have the following respective meanings:

        (a)         Beneficiary means the individual or trust designated as the Participant's Beneficiary in accordance with paragraph 15 hereof. If a deceased Participant has not designated a Beneficiary in accordance with the requirements of paragraph 15, then the Beneficiary shall be the person to whom such Participant's Employee Award shall pass to in accordance with the applicable governing laws.

(b) Code means the U.S. Internal Revenue Code of 1986, as amended from time-to-time.
(c) Committee means the Compensation and Benefits Committee of the Board.

       (d)         Controlling Retirement Plan means the EDS Retirement Plan, a defined benefit retirement plan sponsored by EDS, or, if the Participant does not participate in the EDS Retirement Plan, then such other retirement plan sponsored by a subsidiary or affiliate of EDS in which the Participant is eligible to participate, has a vested deferred benefit, or is eligible for a retirement benefit, or; such other retirement plan or program acceptable to the Committee.

        (e)         Disability shall mean the permanent disability of an employee whereby such disability entitles the Participant to receive benefits under a long-term disability plan sponsored by a Participating Employer, or if the Participant does not participate in such long-term disability plan sponsored by a Participating Employer, then permanent disability shall be determined according to Social Security Administration provisions or equivalent governing law.

       (f)         Employee means any employee of a Participating Employer who is classified as a permanent employee and does not include any individual who is not classified by a Participating Employer as a permanent employee.

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       (g)         Employee Award means a grant under this Plan to an eligible Employee entitling such Employee to the right to purchase a specified number of shares of EDS Stock at a specified price pursuant to such applicable terms, conditions and limitations of the specific grant. All options granted herein are nonqualified stock options.

(h) Employee Award Statement means a written notice provided by a Participating Employer to a Participant setting forth the number of shares of EDS Stock subject to the Employee Award.

       (i)         Fair Market Value of a share of EDS Stock means, as of a specified date: (i) if shares of EDS Stock are listed on the New York Stock Exchange, the closing price per share of EDS Stock as reported by a reputable and recognized reporting service as designated by the Plan Administrator, or, if there shall have been no such price so reported on that date, on the last preceding date on which a price was so reported; (ii) if shares of EDS Stock are not so listed but are quoted on the NASDAQ National Market System, the closing sales price per share of EDS Stock reported by the NASDAQ National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; or, (iii) if the EDS Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the NASDAQ National Market System, or, if not reported by the NASDAQ National Market System, by the National Quotation Bureau Incorporated.

(j) Grant Date means the particular date on which an Employee is granted an Employee Award under the terms of this Plan.
(k) Grant Price means the Fair Market Value of EDS Stock on the Grant Date.
(l) Moratorium Period means the 6 month period immediately following the Grant Date.
(m) Participant means an individual to whom an Employee Award has been made, and for whom such Employee Award has not lapsed and remains outstanding and unexercised under this Plan.

         (n)       Participating Country means any country, as determined by the Committee, or its delegate, in its sole and absolute discretion, and as set forth in Attachment "A", attached hereto, and as may be amended from time to time.

         (o)         Participating Employer means EDS, or any subsidiary or affiliate of EDS, as determined by the Committee in its sole and absolute discretion, and as set forth in Attachment "B", attached hereto, and as may be amended from time to time.

(p) Plan means EDS Global Share Plan, as set forth in this document, and as it may be amended from time to time.
(q) Plan Administrator shall mean the EDS Benefits Oversight Committee or such other person or committee as from time to time determined by the Committee.

        (r)         Retirement means separation from employment on or after the date the Participant becomes eligible for normal or early retirement under the Controlling Retirement Plan, or, in the event the Participant does not participate in a Controlling Retirement Plan, then under the local governing law or social security authority, or such other retirement program as deemed acceptable by the Committee.

(s) Subsequent Grant means any grant issued under the terms of the Plan after the Grant Date of the initial grant of Employee Awards hereunder.
(t) Trading Day means a day on which EDS Stock is available for purchase or sale on the principal exchange on which it is traded.
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          4.    Eligibility. Employee Awards under this Plan will be granted to those Employees designated by the Board as eligible at the time a grant hereunder is approved. The Chief Executive Officer of EDS shall grant Employee Awards to Employees of Participating Employers which did not participate in the initial grant because they were located in a country which was then not a Participating Country but has since been designated as a Participating Country by the Chief Executive Officer of EDS. Additionally, individuals who become Employees by reason of a valuable contract entered into by a Participating Employer or a strategic acquisition shall, with the approval of the Chief Executive Officer of EDS, be eligible for an Employee Award in Subsequent Grants. Notwithstanding the foregoing, (a) employees of Participating Employers who are not employed as permanent employees shall be eligible, to the extent required by applicable law, for Employee Awards under this Plan; (b) Employees who, on the Grant Date, are designated by EDS as required to report transactions involving EDS Stock pursuant to Section 16 of the Securities Exchange Act of 1934, shall not be eligible to participate in the Plan.

          5.    EDS Stock Available for Employee Awards. The Board has approved the granting of shares of EDS Stock under this Plan, which number of shares of EDS Stock may be modified from time to time by resolution of the Board. The Employee Awards shall be granted to a sufficient and diverse number of Employees to qualify the Plan as "broad-based" under the governing rules or requirements of the New York Stock Exchange. The number of shares of EDS Stock that are the subject of Employee Awards under this Plan that are forfeited or terminated, that expire unexercised, or that are settled in a manner such that all or some of the shares covered by an Employee Award are not issued to a Participant, shall be available for future Employee Awards or Subsequent Grants hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of EDS shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of EDS Stock are available for issuance pursuant to Employee Awards.

          6.    Employee Awards. The Committee shall determine the number of Employee Awards to be made under this Plan and subject to the provisions of Paragraph 4 and Paragraph 5 shall designate from time to time the Employees who are to be the recipients of such Employee Awards either as part of the initial grant or a Subsequent Grant under the Plan. Each Employee Award may be embodied in an Employee Award Statement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion. Employee Awards may only be in the form of a non-qualified stock option. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of EDS, any of its subsidiaries, or a Participating Employer including the plan of any acquired entity. No Employee Award may be issued in exchange for the cancellation of an Employee Award with a lower exercise price. Notwithstanding anything to the contrary herein, Employee Awards granted to Eligible Employees in certain jurisdictions outside of the United States will be made subject to terms and conditions specified on addenda attached hereto and incorporated for all purposes.

          (a)          Exercise Price of Employee Awards. The price at which shares of EDS Stock may be purchased upon the exercise of an Employee Award shall be not less than, but may exceed, the Fair Market Value of the EDS Stock on the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Employee Awards awarded pursuant to this Plan, including the terms of any Employee Awards and the date or dates upon which they become exercisable, shall be determined by the Committee.

(b) Vesting of Employee Award.
(i) Employee Awards shall fully vest, and the Participant's interest in such Employee Award shall be nonforfeitable (subject to subparagraphs 6(d)) and exercisable in accordance with Section 7 hereof if the Participant remains in the continuous employment of a Participating Employer until the vesting date established by the Committee.

          (ii)        If the Participant terminates employment with the Participating Employer by reason of Retirement, death, or Disability at any time before an Employee Award granted hereunder becomes fully vested in accordance with subparagraph 6(b)(i) above, then such Employee Award shall fully vest on the record date of the Participant's termination of employment.

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          (c)          Lapse of Unvested Employee Award at Termination of Employment. Any Employee Award that is not vested pursuant to subparagraph 6(b), shall lapse when the Participant is no longer employed by any Participating Employer; provided, however, that such Employee Award will not lapse upon a Participant's transfer to a non-participating subsidiary or affiliate of EDS provided such subsidiary or affiliate is located in a Participating Country.

(d) Lapse of Vested Employee Award. Employee Awards which became vested in accordance with Plan paragraph 6(b) shall lapse at the earlier of
(i) the second anniversary of the date on which such Employee Award is one hundred percent (100%) vested;
(ii) the ninetieth day following the date the Participant is no longer employed by a Participating Employer by reason other than death, Disability or Retirement,
(iii) the second anniversary of the date of a Participant's termination of employment by reason of death, Disability or Retirement.

         (e)          Terms of Employee Awards in Subsequent Grants. Employee Awards granted in Subsequent Grants may have terms and conditions that are different from or in addition to the terms and conditions for Employee Awards specified in other provisions of this Plan, including but not limited to terms and conditions which result in different formulae or methods for determining the amount of Employee Awards, different vesting schedules or different lapse provisions than those of previous Employee Awards.

7. Election to Exercise.

         (a)          Election.  A vested Employee Award which has not lapsed may be exercised after the Moratorium Period, in whole or in part, by timely delivery to the Plan Administrator of such forms as may be designated by the Committee, a notice of exercise, and payment of the purchase price. Notice of exercise shall be effective on the date received by the Plan Administrator. The notice must state the Participant's election to exercise the Employee Award, the number of shares with respect to which the election to exercise has been made, the method of payment elected, the exact name or names in which such shares will be registered and such other information and in such form as may be required by the Plan Administrator. Upon a Participant's death, the deceased Participant's Employee Award may be exercised by the Participant's Beneficiary, subject to the provisions hereof.

         (b)         Completion of Necessary Forms.   As a condition precedent to becoming eligible to exercise any Employee Award, the Participant shall be required to properly and timely complete, execute and deliver such forms as may be designated by the Plan Administrator. Failure to properly complete, execute and deliver such forms before the time restrictions set forth in subparagraph 6(d) hereof shall result in the lapse of such vested Employee Awards.

         (c)         Payment.   The full exercise price for the shares of EDS Stock purchased on the exercise of an Employee Award (i.e., the number of shares purchased, multiplied by the Grant Price) may be paid in cash, or, at the request of the Participant, and to the extent permitted by applicable law, the Committee may approve, in its sole and absolute discretion, cashless exercise through a simultaneous sale arranged with a broker of shares of EDS Stock acquired on exercise, as permitted under Regulation T of the Federal Reserve Board.

         (d)        Right to Recovery.   The Plan Administrator or its agent may, in any legal method available, seek recovery from any Participant who receives an overpayment or exercises an Employee Award which has lapsed or is inconsistent with the provisions of the Plan.

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8. Administration.

         (a)        This Plan shall be administered by the EDS Benefits Oversight Committee (or its delegate pursuant to paragraph 9 hereof). The EDS Benefits Oversight Committee shall have the power, in its sole and absolute discretion, to contract with a third-party administrator to administer this Plan.

         (b)       Subject to the provisions hereof, the EDS Benefits Oversight Committee shall have full and exclusive power and authority to administer this Plan and to take all actions which are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The EDS Benefits Oversight Committee shall also have full and exclusive power to interpret this Plan, to devise necessary forms and documents, and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of EDS and in keeping with the objectives of this Plan. The EDS Benefits Oversight Committee may, in its sole and absolute discretion, amend or modify an Employee Award in any manner that is consistent with the purpose and objectives of this Plan and is either (i) not adverse to the Participant to whom such Employee Award was granted, (ii) required to comply with governing law, or (iii) consented to by such Participant. The EDS Benefits Oversight Committee may correct any defect or supply any omission or reconcile any error or inconsistency in this Plan or in any Employee Award Statement in the manner and to the extent the EDS Benefits Oversight Committee deems necessary or desirable to carry it into effect. Any decision of the EDS Benefits Oversight Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Board, Committee or EDS Benefits Oversight Committee need not be uniform and consistent in making determinations and interpretations in the administration of the Plan.

         (c)       No member of the Committee, the EDS Benefits Oversight Committee, or any officer or Employee of EDS or Participating Employer to whom the Committee has delegated authority in accordance with the provisions of paragraph 9 hereof, shall be liable for anything done or omitted to be done by such person, by any member of the Committee, or by any officer or Employee of EDS or Participating Employer in connection with the performance of any duties under this Plan, except for such person's own willful misconduct or as expressly provided by statute. Nothing herein shall exculpate any third-party administrator from any contracted liability or responsibility to EDS, the Participating Employer, the Plan, its participants or beneficiaries thereof or any officials.

           9.      Delegation of Authority. The Committee may delegate to such subcommittees, officers, other Employees of EDS or Participating Employer, or qualified third-party administrators, its duties under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee shall have the power and authority to appoint, remove or replace the members of any such subcommittee, or any officer, Employee or third-party administrator that has been delegated responsibilities and authority by the Committee.

          10.   Tax Withholding. Upon the exercise of the Employee Award, or any part thereof, the Participant may incur certain liabilities for taxes and the Participating Employer may be required by law to withhold such taxes for payment to taxing authorities. Upon determination by the Participating Employer of the amount of taxes required to be withheld, including taxes, if any, which may be required to be withheld prior to exercise with respect to the shares to be issued pursuant to the exercise of the Employee Award, the Plan Administrator shall establish procedures which allows the Participant (a) to direct the Participating Employer to withhold from the EDS Stock available for exercise the number of shares necessary to satisfy the withholding obligations, based on the market price of the EDS Stock on the date of exercise; (b) to deliver sufficient cash to the Participating Employer to satisfy its withholding obligations; or, (c) some combination thereof. Authorization of the Participant to the Participating Employer to withhold taxes must be in a form and content acceptable to the Plan Administrator. Failure by the Participant to comply with the foregoing shall entitle the Plan Administrator, in its sole and absolute discretion, to authorize the sale of a sufficient number of the shares of EDS Stock which the Participant is entitled to receive upon the exercise of the Participant's Employee Award in order to satisfy such withholding requirements; provided however, that neither the Participating Company nor the EDS Benefits Oversight Committee shall be liable for determining the exact amount of such taxes, for selling shares of EDS Stock in excess of that required to satisfy such tax obligation, or for obtaining the highest sales price for any such shares. The payment or authorization to withhold taxes by the Participant shall be completed prior to the delivery of any EDS Stock pursuant to this Plan. An authorization to withhold taxes pursuant to this provision will be irrevocable unless and until the tax liability of the Participant has been fully paid. Any income or compensation arising out of the grant, vesting or exercise of an Employee Award shall not be taken into account in determining overtime, bonus, life insurance, pension or such other benefits except as provided in the relevant plan or policy covering such compensation or benefits or as otherwise required by law.

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          11.    Delivery of Shares. Subject to this paragraph 11 and paragraph 16 hereof, and upon written request of the Participant, the Participating Employer shall cause certificates for those shares of EDS Stock which the Participant is entitled to receive upon the exercise of an Employee Award to be delivered to Participant. EDS Stock delivered to Participants shall be in treasury shares unless otherwise specified herein. No shares of EDS Stock shall be delivered to the Participant upon the exercise of the Employee Award until (a) the purchase price, including any applicable fees or commissions, have been paid in full in the manner herein provided; (b) all the applicable taxes required to be withheld have been paid or withheld in full; and (c) the approval of any governmental authority required in connection with the Employee Award or the issuance of shares thereunder has been received by EDS. A Participant shall not have any rights as a shareholder of EDS Stock from this Plan until such EDS Stock is delivered to the Participant in accordance with the terms of this Plan.

         12.    Amendment, Modification, Suspension or Termination. EDS may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (a) no amendment or alteration that would adversely affect the rights of any Participant under any Employee Award previously granted to such Participant shall be made without the consent of such Participant and (b) no amendment or alteration shall be effective prior to approval by the stockholders of EDS to the extent stockholder approval is required by applicable legal requirements. Any amendment, modification or suspension may be made through an addendum, attachment or other ancillary document authorized by the Committee which shall be incorporated herein for all purposes. EDS may, in its sole and absolute discretion, terminate this Plan at any time, provided that such termination shall not cause any Participant to lose any rights to any vested Employee Award.

         13.     Assignability. No Employee Award nor any other benefit under this Plan shall be assignable or otherwise transferable except by a testamentary transfer or the laws of descent and distribution, or by designation of a beneficiary as provided in paragraph 15 hereof. The Committee may prescribe and include in applicable Employee Award Statements other restrictions on transfer. Any attempted assignment of an Employee Award or any other benefit under this Plan in violation of this paragraph 13 shall be null and void.

14. Adjustments.

          (a)     The existence of outstanding Employee Awards shall not affect in any manner the right or power of EDS or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of EDS or its business or any merger or consolidation of EDS, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the EDS Stock) or the dissolution or liquidation of EDS or a subsidiary, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          (b)     In the event of any subdivision or consolidation of outstanding shares of EDS Stock, declaration of a dividend payable in shares of EDS Stock, or other stock split, then (i) the number of shares of EDS Stock reserved under this Plan, (ii) the number of shares of EDS Stock covered by outstanding Employee Awards, (iii) the exercise or other price in respect of such Employee Awards, and (iv) the appropriate Fair Market Value and other price determinations for such Employee Awards, shall be proportionately adjusted by the Committee to reflect such transaction. In the event of any other recapitalization or capital reorganization of EDS, any consolidation or merger of EDS with another corporation or entity, the adoption by EDS of any plan of exchange affecting the EDS Stock or any distribution to holders of EDS Stock of securities or property (other than normal cash dividends or dividends payable in EDS Stock), then (i) the number of shares of EDS Stock covered by Employee Awards in the form of options on EDS Stock, (ii) the exercise or other price in respect of such Employee Awards, and (iii) the appropriate Fair Market Value and other price determinations for such Employee Awards, shall be proportionately adjusted by the Committee to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Employee Awards and preserve, without exceeding, the value of such Employee Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Employee Awards by means of substitution of new Employee Awards, as appropriate, for previously issued Employee Awards or an assumption of previously issued Employee Awards as part of such adjustment.

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          15.     Beneficiary Designation. Beneficiaries shall be designated in such manner and according to such requirements as may be designated by the Plan Administrator. The designation of a Beneficiary shall be effective on the date received by the Plan Administrator. Upon the death of a Participant, a designated Beneficiary shall be entitled to exercise a vested Employee Award pursuant to the provisions of paragraph 7 hereof.

         16.    Restrictions. No EDS Stock or other form of payment shall be issued with respect to any Employee Award unless the Participating Employer shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable laws, rules or regulations. Certificates evidencing shares of EDS Stock certificates delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable in order to satisfy the rules, regulations, agreements or other requirements of the U.S. Securities and Exchange Commission, or any securities exchange or transaction reporting system upon which the EDS Stock is then listed or to which it is admitted for quotation, and any applicable securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

         17.    Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to EDS Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. EDS shall not be required to segregate any assets that may at any time be represented by EDS Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall EDS, the Board or the Committee be deemed to be a trustee of any EDS Stock or rights thereto to be granted under this Plan. Any liability or obligation of EDS to any Participant with respect to rights granted under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Employee Award Statement, and no such liability or obligation of EDS shall be deemed to be secured by any pledge or other encumbrance on any property of EDS. Neither EDS, any subsidiary, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

          18.    Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas without regard to any conflicts of law principles that would compel the application of any other law.

          19.    No Right to Employment.  Nothing in this Plan or in any Employee Award Statement issued pursuant to this Plan shall confer upon any Participant any right to continue in the employ of the Participating Employer or affect the Participating Employer's right, subject to applicable law, to terminate the employment of any Participant at any time, with or without cause.

          20.   No Acquired or Additional Rights. Grants of Employee Awards under the Plan are made at the complete discretion of EDS pursuant to the Plan. The Committee has complete authority to administer, construe and interpret the Plan, establish rules and regulations concerning the Plan, amend the Plan, and perform all other acts deemed reasonable and proper in that regard, including the power to delegate to others the authority to assist in the administration of the Plan. No Employee acquires any additional rights as a result of being eligible to participate in the Plan or deciding to exercise an Employee Award. There is no assurance that any future grants will be made under the Plan, or any other plan. The value of any Employee Award or the proceeds upon the exercise thereof will not be reflected in any severance, overtime, benefit, retirement or indemnity payments that EDS or any affiliate or subsidiary may make to any Participate in the future. The offer to participate in the Plan does not constitute an acquired right. The Employee Award is not considered to be part of employment compensation and neither eligibility for, nor participation in, the Plan guarantees any right to future employment with EDS or any Participating Employer.

7

Attachment "A"

to

EDS Global Share Plan

2000 Nonqualified Stock Option Plan

of

Electronic Data Systems Corporation

PARTICIPATING COUNTRIES

(As of February 6, 2002)

Argentina

Australia

Austria

Bahrain

Belgium

Brazil

Canada

Chile

China

Colombia

Costa Rica

Czech Republic

Denmark

Dominican Republic

Ecuador

Egypt

Finland

France

Germany

Greece

Guatemala

Hong Kong

Hungary

India

Indonesia

Ireland

Israel

Italy

Korea

Luxembourg

Malaysia

Mexico

New Zealand

Nicaragua

Norway

Peru

Philippines

Poland

Portugal

Puerto Rico

Russia

Singapore

South Africa

Spain

Sweden

Switzerland

Taiwan

Thailand

The Netherlands

Turkey

United Arab Emirates

United Kingdom

United States

Venezuela

Zimbabwe

Attachment "B"

to

EDS Global Share Plan

2000 Nonqualified Stock Option Plan

of

Electronic Data Systems Corporation

PARTICIPATING EMPLOYERS

(as of February 6, 2002)

Electronic Data Systems Corporation, a Delaware corporation

and

each of the following:

A.T. Kearney Argentina S.A.

Electronic Data Systems (EDS) de Argentina S.A.

A.T. Kearney Australia Pty Ltd

EDS (Australia) Pty Limited

EDS (Australia) Superannuation Fund Pty Ltd

EDS (Operations) Pty Limited

EDS (Services) Pty Ltd.

A.T. Kearney Ges.m.b.H

Electronic Data Systems (EDS Austria)GmbH

EDS Gulf States, WLL

A.T. Kearney NV

EDS Defense N.V.

EDS-Scicon N.V.

Electronic Data Systems Belgium N.V.

Management Computer Equipment S.A.

A.T. Kearney Ltda.

EDS Desenvoluimento de Productos Ltda.

EDS-Electronic Data Systems do Brasil Ltda.

502300 New Brunswick Inc.

503455 N.B. Inc.

A.T. Kearney Ltd.

E.D.S. Canada Leasing Ltd.

EDS Canada Inc.

EDS Finance Company (Canada) Inc.

EDS Quebec Inc.

Electronic Data Systems (EDS-IPG) Inc.

Insurance Software Solutions Corp. (dba SOLCORP)

SmartHealth Inc.

Electronic Data Systems Columbia, S.A.

EDS, s.r.o.

A.T. Kearney A/S

Electronic Data Systems Danmark A/S

Electronic Data Systems (Egypt) SAE

A.T. Kearney (S.A.S.)

EDS (Electronic Data Systems) France S.A.S.

EDS EPSYDRE

EDS Ingevision S.A.S.

EDS Progical S.A.

La Francaise De Maintenance SCS

A.T. Kearney GmbH

EDS Consulting GmbH

EDS Customer Care Services (Deutschland) GmbH

EDS Electronic Data Systems Berlin GmbH

EDS Gesellschaft fur Online-Dienste mbH

EDS Holding GmbH

EDS Deutschland GmbH

EDS-Padcom Clinical Research Beteiligungs GmbH

Industrie Software-Systemtwicklungs GmbH & C. KG (ISEKG)

Padcom Clinical Research GmbH

SDT Industrie-Leasing GmbH (SDT)

A.T. Kearney Oy

EDS Finland Oy Ab

EDS International (Greece) SA

A.T. Kearney (Hong Kong) Limited

EDS Electronic Data Systems (Hong Kong) Limited

EDS Electronic Datasystems Hungary Limited

EDS Electronic Data Systems (India) Private Limited

A.T. Kearney India Private Limited

A.T. Kearney Limited

P.T. Electronic Data Systems Indonesia

PT A.T. Kearney

PT Indo-EDS Daya Selaras

EDS Financial Services Company (Ireland) Limited

Electronic Data Systems (Ireland) Limited

SHL Systemhouse Ireland Limited

Electronic Data Systems (EDS) Israel, Ltd.

A.T. Kearney S.p.A.

Arancia S.r.l.

EDS Electronic Data Systems Italia S.p.A.

EDS Electronic Data Systems Italia Software S.p.A.

EDS Pubblica Amministrazione S.p.A.

Istiservice S.p.A.

M&DR Consultans Marketing and Data Research S.r.1.

Nova Domus S.r.1.

Roma Servizi Informatici S.p.A.

Servizi ICT S.r.1.

Sistemi Sanitari S.p.A.

EDS (Korea) Ltd.

EDS Electronic Data System Luxembourg S.A.

EDS MSC (Malaysia) Sdn Bhd

EDSCICON (Malaysia) Sdn. Bhd.

Electronic Data Systems IT Services (M) Sdn. Bhd.

A.T. Kearney, S.A. de C.V.

Comper S.A. de C.V.

Dirtech, S.A. de C.V.

E.D.S. de Mexico, Sociedad Anonima de Capital Variable

SHL Systemhouse De Mexico, S.A. DE C.V.

A.T. Kearney New Zealand Limited

Databank Systems Limited

EDS (New Zealand) Limited

EDS (New Zealand) Pensions Limited

GCS Limited

A.T. Kearney AS

A.T. Kearney International AS

EDS Norge AS

A.T. Kearney Sp. z.o.o.

EDS Poland Sp. z.o.o.

A.T. Kearney (Portugal) Consultadoria de Gestao Lda

EDS-Electronic Data Systems Proessamento de Dados Informaticos, Lda.

Nova EDS-Petro, Electronic Data Systems de Portugal, Proessamento de Dados

Informaticos, Lda.

A.T. Kearney Pte. Ltd.

EDS International (Singapore) Pte. Limited

A.T. Kearney (Proprietary) Limited

EDS Africa Limited

EDS Enterprise Solutions Africa (Pty) Limited

EDS Africa Limited

EDS Enterprise Solutions Africa (Pty) Limited

EDS South Africa (Pty) Ltd

Wynberg Executive Travel (Sunninghill)(Pty) Ltd

A.T. Kearney AB

EDS Forsvars Services AB

EDS Sweden AB

A.T. Kearney Co., Ltd

Electronic Data Systems Taiwan Corporation

EDS Electronic Data Systems (Thailand) Co., Ltd.

A.T. Kearney (Thailand) Limited

A.T. Kearney B.V.

Electronic Data Systems (EDS) International B.V.

SHL Systemhouse Nederland B.V.

A.T. Kearney Yonetim Danismanlik A.S.

EDS Electronic Data Sistemleri Ticaret Limited Sirketi

E.D.S. International Limited

EDS (Electronic Data Systems) Limited

EDS 1994 Trustee Limited

EDS Defence Limited

EDS Europe

EDS Finance plc

EDS Secretarial Services Limited

EDS Trustee Limited

EDS UK Limited

Electronic Data Systems Limited

S.D. International Limited

Scicon Limited

SHL Systemhouse Europe Limited

Systems Designers Aviation Limited

Systems Programming Overseas Limited

Citymax Integrated Information Systems Ltd.

Citymax RA Limited

Spartan Funding Company

SHL Technology Solutions Limited

A.T. Kearney International, Inc.

A.T. Kearney, Inc.

E.D.S. International Corporation

E.D.S. Spectrum Corporation

E.D.S. World Corporation (Far East)

E.D.S. World Corporation (The Netherlands)

EDS Asia Pacific Services Corporation

EDS Global Services, Inc.

EDS Information Services L.L.C.

EDS Inv01 Corporation

EDS Investment Fund, Inc.

EDS North America Holdings, Inc.

EDS Properties Corporation

EDS Technologies Corporation

EDS World Services Corporation

National Heritage Insurance Company

Trusco Services, Inc.

Wendover Financial Services Corporation

Wendover Funding, Inc.

A.T. Kearney de Venezuela, C.A.

Advanced Management Services, C.A.

Electronic Data Systems de Venezuela "EDS" C.A.

Keisai Asociados, C.A.

SHL Systemhouse De Sur America, C.A.

EDS Zimbabwe (Pvt) Limited

A.T. Kearney, S.A.

Electronic Data Systems Espana S.A.

Rol.20, S.A.

EDS Electronic Data Systems (Philippines), Inc.

A.T. Kearney (International) AG

EDS (Schweiz) AG

EDS Informatique S.A.

Unigraphics Solutions (Australia) Pty Ltd

EDS (China) Co., Ltd.

Citymax Egypt SAE

SDRC UK Limited

Inso France Development S.A.

Kearney Interactive SAS

SDRC France S.A.

Unigraphics Solutions France SAS

SDRC Software & Services GmbH

Systematics AG

Unigraphics Solutions GmbH

A.T. Kearney Kft.

SDRC Italia Srl

A.T. Kearney K.K.

SDRC Korea Limited

EDS Namibia (Proprietary) Limited

Electronic Data Systems (EDS) of Panama Corp.

Keisai Panama, S.A.

Unigraphics Solutions Pte. Limited

SDRC España S.A.

SDRC Svenska AB

EDS Information Business GmbH

SDRC AG (Switzerland)

SDRC Nederland B.V.

Unigraphics Solutions B.V.

Unigraphics Solutions Inc.

EDS Resource Management Corporation

EDS Information Services LLC

 EDS Properties Corporation

EDS Technologies Services LP

EDS Export Corporation

EDS CoNext, Inc.

eBreviate, Inc.

EDS Technologies Operations LLC

Addendum "A"

to

EDS Global Share Plan

2000 Nonqualified Stock Option Plan

of

Electronic Data Systems Corporation

The following are provisions, in addition to those provisions in the Plan (or, where specified, in replacement of certain provisions in the Plan), which are applicable to Employees in the respective Participating Countries listed below. As used herein, capitalized terms, unless defined herein, shall have the respective meanings ascribed to such terms in the Plan.

1. Belgium. Section 6(d) of the Plan should read as follows:
(d) Lapse of Vested Employee Award. Employee Awards which became vested in accordance with Plan paragraph 6(b) shall lapse at the earlier of
(i) the date that is five years after the date on which such Employee Award is granted;
(ii) the ninetieth day following the date the Participant is no longer employed by a Participating Employer by reason other than death, Disability or Retirement,
(iii) the third anniversary of the date of a Participant's termination of employment by reason of death, Disability or Retirement.

2.          Brazil.           Participants may exercise an Employee Award in whole or in part only by means of a cashless for cash exercise through a simultaneous sale arranged with a broker of shares of EDS Stock acquired on exercise, from which the Participant receives in cash the difference between the Grant Price and the Fair Market Value of the EDS stock at the time the Employee Award is exercised.

3. Canada.
(a) Subsection 3(r) of the Plan shall not apply and instead the following subsection shall apply:

Retirement means separation from employment by retirement on or after the date the Participant becomes eligible for normal or early retirement under the Controlling Retirement Plan, or, in the event the Participant does not participate in a Controlling Retirement Plan, then mandatory retirement under provincial law or such other retirement program as deemed acceptable by the Committee in its sole discretion.

(b) Subsections 6(c) and (d) of the Plan shall not apply and instead the following subsections shall apply:

 (c)        Lapse of Unvested Employee Award at Termination of Employment.   Any Employee Award that is not vested pursuant to                subparagraph 6(b), shall lapse on the earlier of the Participant's date of termination and the termination date specified in the                Participant's written notice of termination, however, such Employee Award will not lapse upon a Participant's transfer to a non-               participating subsidiary or affiliate of EDS provided such subsidiary or affiliate is located in a Participating Country.

              (d)        Lapse of Vested Employee Award.   Employee Awards which became vested in accordance with Plan paragraph 6(b)(ii) shall lapse at the earlier                            of:

                           (i)          the second anniversary of the date on which such Employee Award is one hundred percent (100%) vested;

                           (ii)        the ninetieth day following the earlier of the Participant's date of termination and the termination date specified in the Participant's                                         written notice of  termination; and

                           (iii)       the second anniversary of the date of a Participant's termination of employment by reason of death, Disability or Retirement.

4.      Chile.   Participants may exercise an Employee Award in whole or in part only by means of a cashless for cash exercise through a simultaneous sale arranged with a broker of shares of EDS Stock acquired on exercise, from which the Participant receives in cash the difference between the Grant Price and the Fair Market Value of the EDS stock at the time the Employee Award is exercised.

5.      China.  Participants may exercise an Employee Award in whole or in part only by means of a cashless for cash exercise through a simultaneous sale arranged with a broker of shares of EDS Stock acquired on exercise, from which the Participant receives in cash the difference between the Grant Price and the Fair Market Value of the EDS stock at the time the Employee Award is exercised.

6. France.
A. Electronic Data Systems Corporation is hereafter referred to as the "Company".
B. The Committee may not grant an Employee Award to an individual:

                     (i)         unless he is employed by a Participating Employer which is a subsidiary or affiliate of the granting Company as defined in Article L. 225-180 of the new                                   Commercial Code in France (as such Article may be amended from time to time); or

                     (ii)        who owns more than 10% of the share capital of the Company and who may not therefore be granted an Employee Award to satisfy the requirements of                                   sub-paragraph 2 of Article L. 225-182 of the new Commercial Code in France (as such Article may be amended from time to time).

          C.      The exercise price for an Employee Award must be determined on the date on which the Committee resolves to grant the Employee Award. The exercise price in                     the case of Employee Awards to subscribe for unissued shares may not be lower than 80% of the average stock exchange price during the 20 stock exchange                     days preceding the grant or, if the Company is not quoted at the time of grant of the Employee Awards, the exercise price may not be less than the Fair Market                     Value for a share of common stock as established by the Committee on the date of grant. In the case of Employee Awards to purchase existing shares, the exercise                     price cannot, in addition, be lower than 80% of the average actual repurchase price by the Company of its own shares to be allocated to the Participants.

D. An Employee Award may not be granted:
in the period of 20 trading days immediately following a distribution of dividends or a capital increase;

during the ten stock exchange sessions preceding and following the publication of the consolidated or annual accounts;

  during a period starting at the date at which the management of the company is aware of any information that could have a significant impact on the Company's stock price and ending ten stock exchange sessions after this information has been made public.

If the Employee Award is an option to buy existing shares of common stock, the repurchase of the shares by the granting Company can take place either within a twelve month period preceding the date of grant of the Employee Award, or prior to the date on which the Employee Awards become exercisable if vesting conditions exist.

E. The vesting period applicable to Employee Awards will be determined as follows:

                     (i)          If the holding period defined by Article 163 bis C of the French Tax Code (or by virtue of any other legal disposition which may replace such Article                                   during the life of the Plan) applicable to Employee Awards is five years (options granted before April 27, 2000), then 100% of such Employee Awards will                                   be vested and exercisable on the day following the second anniversary of the date of grant.

No Employee Award shall be vested or exercisable prior to the day following the second anniversary of the date of grant.

                     (ii)       If the holding period defined by Article 163 bis C of the French Tax Code (or by virtue of any other legal disposition which may replace such Article during                                  the life of the Plan) applicable to Employee Awards is four years (options granted after April 27, 2000) or less, then 100% of such Employee Awards will be                                  vested and exercisable on the day following the first anniversary of the date of grant.

No Employee Award shall be vested or exercisable prior to the day following the first anniversary of the date of grant.
(iii) No Employee Award shall be vested or exercisable prior to the applicable anniversary of the date of the grant in the event of Participant's retirement.

                    (iv)       If the Participant terminates employment by reason of death or 2nd or 3rd category disability, as defined under Article L.341-4 of the French Social Security                                  Code, at any time before the Employee Award granted hereunder becomes fully vested in accordance with subsections (i) and (ii) above, then such                                  Employee Award shall fully vest on the record date of the Participant's termination of employment.

(v) The Committee may, in its sole discretion, after due regard to the Participant's personal circumstances, provide for accelerated vesting and exercisability of an Employee Award.

          F.      The full exercise price for shares of Company stock purchased on the exercise of Employee Awards (i.e. the number of shares purchased, multiplied by the Grant                    Price) must be paid in cash, if the exercise takes place before the day following the holding period defined by Article 163 bis C of the French Tax Code (or by                    virtue of any other legal disposition which may replace such Article during the life of the Plan).

If the exercise takes place on or after the day following the holding period defined by Article 163 bis C of the French Tax Code (or by virtue of any other legal disposition which may replace such Article during the life of the Plan)., the Participant may use any of the methods of payment of the exercise price available under the Plan.

G. Vested Employee Awards will expire on the earlier of the following dates:
(i) the 4th anniversary of the vesting date, provided the Participant remains in continuous employment during this period;
(ii) the 90th day following the date the Participant terminates employment for any reason other than death, disability or retirement;
(iii) the 2nd anniversary of the date the Participant terminates employment due to disability or retirement; or
(iv) six months after the date of death of the Participant.
H. The shares acquired upon exercise of the Employee Awards will be freely negotiable, subject to the following conditions:

                    (i)        If the holding period defined by Article 163 bis C of the French Tax Code (or by virtue of any other legal disposition which may replace such Article during                                 the life of the Plan) applicable to Employee Awards is five years, the above mentioned shares may not be sold or otherwise disposed of before the day                                 following the fifth anniversary of the date of grant.

                   (ii)        If the holding period defined by Article 163 bis C of the French Tax Code (or by virtue of any other legal disposition which may replace such Article during                                 the life of the Plan) applicable to Employee Awards is four years or less, the above mentioned shares may not be sold or otherwise disposed of before the                                day following the fourth anniversary of the date of grant.

                   (iii)      The sales restrictions provided by subsections (i) and (ii) above shall not apply in the case of death of the Participant or in the case of 2nd or 3rd category                                disability of the Participant as defined under Article L. 341-4 of the French Social Security Code.

(iv) If the Committee so decides in their absolute discretion, after due regard to the Participant's personal circumstances, the sales restrictions provided by subsections (i) and (ii) may be lifted.

           I.     If the Participant dies, his Employee Award must be exercised (if at all) within six months after his death. In the case of death of a Participant, the Moratorium                    Period referred to in paragraphs 3(l) and 7(a) of the Plan shall not apply.

J. Employee Awards may not be granted under the Plan:
(i) over more than one third of the Company's share capital in the case of Employee Awards to subscribe for unissued shares; or
(ii) over more than 10% of the total number of such shares in issue in the case of Employee Awards to purchase existing shares.

           K.   No adjustment may be made to an Employee Award which is inconsistent with Sections 174.8 to 174.16 of Decree no. 67-236 of 23 March 1967, implementing                    Article 208-5 of French law no. 66-537 of 24 July 1966 (L. 225-181 of the new French Commercial Code), as such Sections or Article shall be amended from time to                    time.

Such adjustment is required under Article L. 225-181 of the new French Commercial Code in the event of the following specific capital operations:
(i) Capital increase in cash to the benefit of the shareholders;
(ii) Capital increase with distribution of shares following capitalization of premium or earnings;
(iii) Capital reduction due to losses;
(iv) Distribution of retained earnings either in cash or in shares; and
(v) Issuance of convertible bonds or exchangeable bonds to the benefit of the shareholders.

          L.     The Committee may not change the Plan in a way which affects this Section 4 of this Addendum, or Employee Awards granted under Section 4 of this Addendum,                    if the change is inconsistent with French law and in particular with French legislation on stock options as defined in Articles L. 225-177 to L. 225-185 of the new                    French Commercial Code (as such Articles may be amended from time to time).

7.       India.     Participants may exercise an Employee Award in whole or in part only by means of a cashless for cash exercise through a simultaneous sale arranged with a broker of shares of EDS Stock acquired on exercise, from which the Participant receives in cash the difference between the Grant Price and the Fair Market Value of the EDS stock at the time the Employee Award is exercised.

8. Italy.

          (a)      Participants may exercise an Employee Award in whole or in part only by means of a cashless for cash exercise through a simultaneous sale arranged with a                     broker of shares of EDS Stock acquired on exercise, from which the Participant receives in cash the difference between the Grant Price and the Fair Market Value                     of the EDS stock at the time the Employee Award is exercised.

(b) Section 6(a) of the Plan should read as follows:

Exercise Price of Employee Awards. The price at which shares of EDS Stock may be purchased upon the exercise of an Employee Award shall be not less than, but may exceed, the greater of (i) the Fair Market Value of the EDS Stock on the Grant Date and (ii) the average settlement price during the one month preceding the Grant Date.

9.       Malaysia.      Participants may exercise an Employee Award in whole or in part only by means of a cashless for cash exercise through a simultaneous sale arranged with a broker of shares of EDS Stock acquired on exercise, from which the Participant receives in cash the difference between the Grant Price and the Fair Market Value of the EDS stock at the time the Employee Award is exercised.

10.    The Netherlands.     Notwithstanding any other provision of the Plan, Employee Awards shall not vest during the Moratorium Period. After the expiration of the Moratorium Period, Employee Awards shall vest according to the terms of the Plan and Employees who would have vested during the Moratorium Period shall vest immediately thereafter.

11. Poland. As a specified exception to Section 11 of the Plan, EDS Stock delivered to Participants shall be in newly issued and not treasury shares.

12.     Russia.     Participants may exercise an Employee Award in whole or in part only by means of a cashless for cash exercise through a simultaneous sale arranged with a broker of shares of EDS Stock acquired on exercise, from which the Participant receives in cash the difference between the Grant Price and the Fair Market Value of the EDS stock at the time the Employee Award is exercised.

13.     South Africa.     Participants may exercise an Employee Award in whole or in part only by means of a cashless for cash exercise through a simultaneous sale arranged with a broker of shares of EDS Stock acquired on exercise, from which the Participant receives in cash the difference between the Grant Price and the Fair Market Value of the EDS stock at the time the Employee Award is exercised.

14. Switzerland. Sections 6(d) of the Plan shall read as follows:
(d) Lapse of Vested Employee Award. Employee Awards which became vested in accordance with Plan paragraph 6(b) shall lapse at the earlier of
(i) the date that is eleven years after the date on which such Employee Award is granted;
(ii) the ninetieth day following the date the Participant is no longer employed by a Participating Employer by reason other than death, Disability or Retirement,
(iii) the second anniversary of the date of a Participant's termination of employment by reason of death, Disability or Retirement.

15.     Thailand.       Participants may exercise an Employee Award in whole or in part only by means of a cashless for cash exercise through a simultaneous sale arranged with a broker of shares of EDS Stock acquired on exercise, from which the Participant receives in cash the difference between the Grant Price and the Fair Market Value of the EDS stock at the time the Employee Award is exercised.

16.    Zimbabwe.    Participants may exercise an Employee Award in whole or in part only by means of a cashless for cash exercise through a simultaneous sale arranged with a broker of shares of EDS Stock acquired on exercise, from which the Participant receives in cash the difference between the Grant Price and the Fair Market Value of the EDS stock at the time the Employee Award is exercised. Notwithstanding any other provision of the Plan, Employee Awards shall not vest during the Moratorium Period. After the expiration of the Moratorium Period, Employee Awards shall vest according to the terms of the Plan and Employees who would have vested during the Moratorium Period shall vest immediately thereafter.

Addendum "B"

to

EDS Global Share Plan

2000 Nonqualified Stock Option Plan

of

Electronic Data Systems Corporation

ELECTRONIC DATA SYSTEMS CORPORATION

2000 U.K. STOCK OPTION SCHEME

1.      Definitions and Interpretation

          (1)           Unless the context otherwise requires, all expressions defined in the U.S. Plan shall have the same meaning in the U.K. Scheme, save that:

                          "Fair Market Value" has the meaning set forth in sub-rule 5(3);

"Option" includes an Approved Stock Option as defined in sub-rule 1(2);

          (2)            In addition, the following expressions shall have the following meanings in the U.K. Scheme unless the context otherwise requires:

"Approved Stock Option" means an Option granted in accordance with the U.K. Scheme;

"Company" means Electronic Data Systems Corporation;

"Grant Date" means in relation to an option means the date on which the option was granted;

"the Inland Revenue" means the United Kingdom's Commissioners of Inland Revenue;

"Participating Company" means EDS or a Subsidiary of EDS;

"the U.K. Scheme" means the Electronic Data Systems Corporation 2000 U.K. Stock Option Scheme as herein set out but subject to any alterations or additions made under Rule 8 below;

"Schedule 9" means Schedule 9 to the Taxes Act;

"Subsidiary" shall mean a body corporate, whether now or hereafter existing which is:

(a)          a subsidiary of EDS within the meaning of Section 736 of the United Kingdom Companies Act 1985; and is

(b)          under the control of Company within the meaning of Section 840 of the Taxes Act.

"the Taxes Act" means the United Kingdom's Income and Corporation Taxes Act 1988; and

"the U.S. Plan" means the Electronic Data Systems Corporation EDS Global Share Plan 2000 Nonqualified Stock Option Plan.

          (3)            Expressions not otherwise defined herein have the same meanings as they have in Schedule 9.

          (4)           Any reference herein to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

2.       Applicability of the U.S. Plan

          Save as hereinafter specified, all the term and provisions of the U.S. Plan shall apply mutatis mutandis to the grant of Approved Stock Options under the U.K. Scheme.

3.      Eligibility

          (1)           Subject to sub-rule (3) below, a person is eligible to be granted an Approved Stock Option if (and only if) he is a full-time director or qualifying employee of a
                         Participating Company.

          (2)           For the purposes of sub-rule (1) above:

(a)         a person shall be treated as a full-time director of a Participating Company if he is obliged to devote to the performance of the duties of his office or employment               with that and any other Participating Company not less than 25 hours a week (excluding meal breaks);

(b)         a qualifying employee, in relation to a Participating Company, is an employee of the Participating Company (other than one who is a director of a Participating               Company).

          (3)         A person is not eligible to be granted an Option under the U.K. Scheme at any time when he is not eligible to participate in the U.K. Scheme by virtue of paragraph 8 of                         Schedule 9.

4.     Grant of Options

          (1)        Subject to sub-rule (3) below, the Committee may grant to any person who is eligible to be granted an Option under the U.K. Scheme an Approved Stock Option to acquire                       Shares which satisfy the requirements of paragraphs 10 to 14 of Schedule 9, upon the terms set out in the U.K. Scheme and upon such other objective terms as the                       Committee may reasonably specify.

          (2)       The grant of an Approved Stock Option shall be subject to obtaining any approval or consent which may be required under the provisions of any regulation or enactment.

          (3)       No person shall be granted Approved Stock Options under the U.K. Scheme which would, at the time they are granted, cause the aggregate market value of the Shares                       which he may acquire in pursuance of options granted to him under the U.K. Scheme or under any other share option scheme, not being a savings-related share option                       scheme, approved under Schedule 9 and established by EDS or by any associated company of the Corporation (and not exercised) to exceed or further exceed £ 30,000.                       Any Stock Options granted in excess of this amount shall be granted under the U.S. Plan.

          (4)       For the purposes of sub-rule (3) above:

(a)         in the case of an Option granted under the U.K. Scheme the aggregate market value of the shares shall be calculated as on the day by reference to which the price at               which Shares may be acquired by the exercise thereof is determined as mentioned in Rule 5(2) below;

(b)        in the case of an Option granted under any other approved scheme, as at the time when it was granted or, in a case where an agreement relating to the shares has              been made under paragraph 29 of Schedule 9, such earlier time or times as may be provided in the agreement; and

(c)        in the case of any other Option, the aggregate fair market value of shares shall be calculated as on the day or days by reference to which the price at which shares              may be acquired by the exercise hereof was determined.

(5)       Unless otherwise agreed in advance with the Inland Revenue, the United States dollar exchange rate for pounds sterling for the purposes of calculating the limit in sub-rule             (3) above shall be the noon buying rate in the City of London on the day by reference to which the price at which Shares may be acquired on the exercise of the Option is             determined as mentioned in Rule 5(2) below.

5.      Exercise Price and Consideration

(1)        Shares shall be issued to the Participant pursuant to the exercise of an Option only upon receipt by EDS from the Participant of payment in full in cash.

(2)       The price per Share under each Approved Stock Option granted by the Committee shall be such price as is determined by the Committee before the grant thereof, provided             that it shall not be less than 100% of the Fair Market Value per Share on the Option Grant Date (or such other dealing day as may be agreed in advance with the Inland             Revenue).

(3)       The Fair Market Value per Share on any day shall be determined as follows:

(a)        if shares of the same class as the Shares are quoted on the New York Stock Exchange, the Fair Market Value per Share shall be the closing price per Share in the New              York Stock Exchange on the consolidated transaction reporting system on that day (and if there shall be no sale of Shares reported on such date, the Fair Market              Value shall be deemed equal to the closing price per Share on the consolidated transaction reporting system for the last preceding date on which sales of Shares were reported);

(b)        if paragraph (a) above does not apply, the Fair Market Value shall be equal to the market value (within the meaning of Part VIII of the United Kingdom's Capital Gains              Tax Act 1992) of Shares, as agreed in advance for the purposes of the U.K. Scheme with the Shares Valuation Division of the Inland Revenue, on that day.

6.      Exercise of Options

(1)      A person is not eligible to exercise an Approved Stock Option granted under the U.K. Scheme at any time when he is not eligible to participate in the U.K. Scheme by virtue            of paragraph 8 of Schedule 9.

(2)      Paragraphs 6 and 7 of the U.S. Plan shall apply in respect of Approved Stock Options granted under the U.K. Scheme.

(3)      An approved stock plan granted under U.K. Scheme may not in any circumstances be exercised later than twelve (12) months after the death of the Participant.

7.      Adjustments Upon Changes in Capitalization or Merger

(1)      Paragraph 14 of the U.S. Plan shall apply to Approved Stock Options granted under the U.K. Scheme in respect of a variation of capital of EDS only, save that no adjustment            under Paragraph 14 shall be made to an Approved Stock Option at a time when the U.K. Scheme is approved by the Inland Revenue under Schedule 9 without the prior            approval of the Inland Revenue. EDS shall notify the Inland Revenue of any actions which mean that the UK Scheme may no longer be so approved.

(2)      If any company ("the acquiring company") obtains control of EDS as a result of making:

(a)        a general offer to acquire the whole of the Common Stock of EDS which is made on a condition such that if it is satisfied the person making the offer will have control              of EDS, or

(b)        a general offer to acquire all the shares in EDS which are of the same class as the Shares which may be acquired by the exercise of Options granted under the U.K.              Scheme,

any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 15(2) of Schedule 9), by agreement with the acquiring company, release any Option granted under the U.K. Scheme which has not lapsed ("the old option") in consideration of the grant to him of an option ("the new option") which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 10(b) or (c) of Schedule 9).

(3)      The new option shall not be regarded for the purposes of sub-rule (2) above as equivalent to the old option unless the conditions set out in paragraph 15(3) of Schedule 9            are satisfied, but so that the provisions of the U.K. Scheme shall for this purpose be construed as if:

(a)        the new option were an Option granted under the U.K. Scheme at the same time as the old option;

(b)       except for the purposes of the definitions of "Participating Company" and "Subsidiary" in Rule 1 above and the references to "the Committee" in Rule 4(1) above, the             reference to Electronic Data Systems Corporation in the definition of "Company" in Paragraph 3(e) of the U.S. Plan were a reference to the different company             mentioned in sub-rule (2) above.

8.      Amendment and Termination of the U.K. Scheme

(1)      The provisions of Paragraph 6 and Paragraph 13 of the U.S. Plan apply mutatis mutandis to the U.K. Scheme, save that if an amendment is made to the U.K. Scheme or to the            terms of an Approved Stock Option at a time when the U.K. Scheme is approved by the Inland Revenue under Schedule 9, the approval will not thereafter have effect until            the Inland Revenue have approved the alteration or addition. EDS shall notify the Inland Revenue of any actions which mean that the UK Scheme may no longer be so            approved.

(2)     As soon as reasonably practicable after making any amendment to the U.K. Scheme under sub-rule (1) above, the Committee shall give notice in writing thereof to any            Participant affected thereby and, if the U.K. Scheme is then approved by the Inland Revenue under Schedule 9, to the Inland Revenue.

(3)      In accordance with the Committees' powers under Paragraph 7 of the U.S. Plan, the Committee shall if it deems necessary delegate authority to any one or more of the            officers of EDS to be responsible for the administration of the U.K. Scheme.

9.      Miscellaneous

(1)     Options granted under the U.K. Scheme shall not be transferable or assignable other than by will or by the laws of descent and distribution and Paragraph 13 of the U.S. Plan           shall only apply to Options granted under the U.K. Scheme in this respect.

(2)     Within thirty days after an Option has been exercised by any person, the Committee on behalf of EDS shall allot to him or, as appropriate, procure the transfer to him of the           number of Shares in respect of which the Option has been exercised.

(3)     All Shares allotted under the U.K. Scheme shall rank pari passu in all respect with the Shares of the same class for the time being in issue save as regards any rights           attaching to such shares by reference to a record date prior to the date of the allotment.